UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2010 (January 27, 2010)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
( Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 27, 2010, General Dynamics announced its financial results for the quarter and year ended December 31, 2009. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits (furnished only)

99.1	General Dynamics press release dated January 27, 2010, with respect to the company’s financial results for the quarter and year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ John W. Schwartz
John W. Schwartz Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: January 27, 2010

Exhibit 99.1

News

January 27, 2010

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolitt@generaldynamics.com

General Dynamics Reports Strong Results for Fourth Quarter, Full-Year 2009

•	Operating margins increase in Q4 as company maintains focus on effective execution
•	Cash generation exceeds earnings from continuing operations
•	Management provides 2010 full-year EPS guidance

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2009 fourth-quarter earnings from continuing operations of $618 million, or $1.58 per share on a fully diluted basis, compared to 2008 fourth-quarter earnings from continuing operations of $630 million, or $1.62 per share fully diluted. Full-year 2009 earnings from continuing operations were $2.41 billion, or $6.20 per share on a fully diluted basis, compared to $2.48 billion and $6.22 per share, respectively, for 2008. Revenue was $7.9 billion in the fourth quarter and $32 billion for the full-year, an increase of 9.2 percent over full-year 2008.

Margins

Company-wide operating margins increased to 12 percent for the fourth quarter of 2009, driven by improved performance at each of the company’s defense businesses. Notably, operating margins increased in Combat Systems by 160 basis points; Marine Systems and Information Systems and Technology also improved margin performance, by 50 and 80 basis points, respectively, in the quarter.

Cash

Net cash provided by operating activities totaled $1.5 billion in the fourth quarter and $2.86 billion for the full year. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $1.36 billion in the quarter and $2.47 billion for the year. Free cash flow as a percentage of earnings from continuing operations was 103 percent for the year.

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Backlog

The company’s total backlog was $65.5 billion at the end of the fourth quarter, reflecting increases in both Aerospace and Combat Systems over the end of the third quarter. In Aerospace, new-aircraft order activity continued to be strong in the fourth quarter. Combat Systems received significant orders in the quarter as well, including a $2.2 billion contract for a foreign military sale of light armored vehicles, and $320 million for design, engineering, modernization and enhancements of Stryker vehicles for the U.S. Army.

Funded backlog at the end of fourth-quarter 2009 was $45.9 billion. In addition, the estimated potential contract value, representing management’s estimate of the value of unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $17.6 billion at year-end 2009. Total potential contract value, the sum of all backlog components, was $83.1 billion at the end of the year.

Net Earnings

General Dynamics’ net earnings for the fourth quarter of 2009 were $614 million, compared to fourth-quarter 2008 net earnings of $612 million. Net earnings for the full year were $2.39 billion in 2009, compared to $2.46 billion in 2008.

“General Dynamics performed well in 2009,” said Jay L. Johnson, president and chief executive officer. “The strength of our diverse portfolio was evident as continuing customer demand for our defense-related products balanced the impact of the global economic challenges on business aviation. By marrying that strength with our commitment to financial performance and effective execution, the business generated strong margins and excellent cash flow in the fourth quarter and for the full year.

“Based on the company’s performance in 2009 and our current understanding of the year ahead, we expect 2010 earnings to be in the range of $6.40 to $6.50 per share, fully diluted,” Johnson said.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 91,700 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

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Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, understandings, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter 2009 securities analyst conference call, scheduled for 11:30 a.m. Eastern Time on Wednesday, January 27, 2010. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 2:30 p.m. January 27 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 28124007. The phone replay will be available from 2:30 p.m. January 27 until midnight February 3, 2010.

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EXHIBIT A

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Fourth Quarter		Variance
	2009	2008	$	%
Revenues	$7,898	$7,852	$46	0.6%
Operating costs and expenses	6,947	6,914	(33)

Operating earnings	951	938	13	1.4%

Interest, net	(43)	(24)	(19)
Other, net	1	14	(13)

Earnings from continuing operations before income taxes	909	928	(19)	(2.0)%

Provision for income taxes	291	298	7

Earnings from continuing operations	$618	$630	$(12)	(1.9)%

Discontinued operations, net of tax	(4)	(18)	14

Net earnings	$614	$612	$2	0.3%

Earnings per share - basic
Continuing operations	$1.60	$1.62	$(0.02)	(1.2)%
Discontinued operations	$(0.01)	$(0.05)	$0.04

Net earnings	$1.59	$1.57	$0.02	1.3%

Basic weighted average shares outstanding (in millions)	385.8	389.0

Earnings per share - diluted
Continuing operations	$1.58	$1.62	$(0.04)	(2.5)%
Discontinued operations	$(0.01)	$(0.05)	$0.04

Net earnings	$1.57	$1.57	$—	0.0%

Diluted weighted average shares outstanding (in millions)	390.1	389.6

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EXHIBIT B

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Twelve Months		Variance
	2009	2008	$	%
Revenues	$31,981	$29,300	$2,681	9.2%
Operating costs and expenses	28,306	25,647	(2,659)

Operating earnings	3,675	3,653	22	0.6%

Interest, net	(160)	(66)	(94)
Other, net	(2)	17	(19)

Earnings from continuing operations before income taxes	3,513	3,604	(91)	(2.5)%

Provision for income taxes	1,106	1,126	20

Earnings from continuing operations	$2,407	$2,478	$(71)	(2.9)%

Discontinued operations, net of tax	(13)	(19)	6

Net earnings	$2,394	$2,459	$(65)	(2.6)%

Earnings per share - basic
Continuing operations	$6.24	$6.26	$(0.02)	(0.3)%
Discontinued operations	$(0.03)	$(0.05)	$0.02

Net earnings	$6.21	$6.21	$—	0.0%

Basic weighted average shares outstanding (in millions)	385.5	396.2

Earnings per share - diluted
Continuing operations	$6.20	$6.22	$(0.02)	(0.3)%
Discontinued operations	$(0.03)	$(0.05)	$0.02

Net earnings	$6.17	$6.17	$—	0.0%

Diluted weighted average shares outstanding (in millions)	387.9	398.7

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EXHIBIT C

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Fourth Quarter		Variance
	2009	2008	$	%
Revenues:
Aerospace	$1,181	$1,532	$(351)	(22.9)%
Combat Systems	2,486	2,332	154	6.6%
Marine Systems	1,551	1,380	171	12.4%
Information Systems and Technology	2,680	2,608	72	2.8%

Total	$7,898	$7,852	$46	0.6%

Operating earnings:
Aerospace	$167	$264	$(97)	(36.7)%
Combat Systems	367	308	59	19.2%
Marine Systems	156	132	24	18.2%
Information Systems and Technology	282	253	29	11.5%
Corporate	(21)	(19)	(2)	(10.5)%

Total	$951	$938	$13	1.4%

Operating margins:
Aerospace	14.1%	17.2%
Combat Systems	14.8%	13.2%
Marine Systems	10.1%	9.6%
Information Systems and Technology	10.5%	9.7%
Total	12.0%	11.9%

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EXHIBIT D

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months		Variance
	2009	2008	$	%
Revenues:
Aerospace	$5,171	$5,512	$(341)	(6.2)%
Combat Systems	9,645	8,194	1,451	17.7%
Marine Systems	6,363	5,556	807	14.5%
Information Systems and Technology	10,802	10,038	764	7.6%

Total	$31,981	$29,300	$2,681	9.2%

Operating earnings:
Aerospace	$707	$1,021	$(314)	(30.8)%
Combat Systems	1,262	1,111	151	13.6%
Marine Systems	642	521	121	23.2%
Information Systems and Technology	1,151	1,075	76	7.1%
Corporate	(87)	(75)	(12)	(16.0)%

Total	$3,675	$3,653	$22	0.6%

Operating margins:
Aerospace	13.7%	18.5%
Combat Systems	13.1%	13.6%
Marine Systems	10.1%	9.4%
Information Systems and Technology	10.7%	10.7%
Total	11.5%	12.5%

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EXHIBIT E

PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and equivalents	$2,263	$1,621
Accounts receivable	3,678	3,469
Contracts in process	4,449	4,341
Inventories	2,126	2,029
Other current assets	733	490

Total current assets	13,249	11,950

Noncurrent assets:
Property, plant and equipment, net	2,912	2,872
Intangible assets, net	2,098	1,617
Goodwill	12,269	11,413
Other assets	549	521

Total noncurrent assets	17,828	16,423

Total assets	$31,077	$28,373

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$705	$911
Accounts payable	2,365	2,443
Customer advances and deposits	4,313	4,154
Other current liabilities	2,988	2,852

Total current liabilities	10,371	10,360

Noncurrent liabilities:
Long-term debt	3,159	3,113
Other liabilities	5,124	4,847
Commitments and contingencies

Total noncurrent liabilities	8,283	7,960

Shareholders’ equity:
Common stock	482	482
Surplus	1,518	1,346
Retained earnings	15,093	13,287
Treasury stock	(3,463)	(3,349)
Accumulated other comprehensive loss	(1,207)	(1,713)

Total shareholders’ equity	12,423	10,053

Total liabilities and shareholders’ equity	$31,077	$28,373

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EXHIBIT F

PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months Ended
	December 31, 2009	December 31, 2008
Cash flows from operating activities:
Net earnings	$2,394	$2,459
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	344	301
Amortization of intangible assets	218	146
Stock-based compensation expense	117	105
Excess tax benefit from stock-based compensation	(5)	(31)
Deferred income tax provision	227	196
Discontinued operations, net of tax	13	19
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(151)	(386)
Contracts in process	(112)	73
Inventories	(72)	(183)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(92)	(38)
Customer advances and deposits	145	849
Other current liabilities	(306)	(203)
Other, net	135	(183)

Net cash provided by operating activities	2,855	3,124

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(811)	(3,224)
Capital expenditures	(385)	(490)
Purchases of held-to-maturity securities	(337)	—
Sales/maturities of available-for-sale securities	254	1,423
Purchases of available-for-sale securities	(152)	(1,406)
Proceeds from sale of assets, net	43	34
Other, net	(4)	—

Net cash used by investing activities	(1,392)	(3,663)

Cash flows from financing activities:
Net proceeds from (repayment of) commercial paper	(904)	904
Proceeds from fixed-rate notes	747	995
Dividends paid	(577)	(533)
Purchases of common stock	(209)	(1,522)
Proceeds from option exercises	142	144
Excess tax benefit from stock-based compensation	5	31
Repayment of fixed-rate notes	—	(500)
Repayment of senior notes	—	(150)
Other, net	(10)	(87)

Net cash used by financing activities	(806)	(718)

Net cash used by discontinued operations	(15)	(13)

Net increase (decrease) in cash and equivalents	642	(1,270)
Cash and equivalents at beginning of period	1,621	2,891

Cash and equivalents at end of period	$2,263	$1,621

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EXHIBIT G

PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Fourth Quarter 2009		Fourth Quarter 2008
	Quarter	Year-to-date	Quarter	Year-to-date
Non-GAAP Financial Measures:
Free cash flow from operations:
Net cash provided by operating activities	$1,498	$2,855	$805	$3,124
Capital expenditures	(134)	(385)	(176)	(490)

Free cash flow from operations (A)	$1,364	$2,470	$629	$2,634

Return on invested capital:
Earnings from continuing operations	$2,407		$2,478
After-tax interest expense	117		91
After-tax amortization expense	149		100

Net operating profit after taxes	2,673		2,669
Average debt and equity	15,003		14,390

Return on invested capital (B)	17.8%		18.5%

Other Financial Information:
Return on equity (C)	21.7%		21.4%
Debt-to-equity (D)	31.1%		40.0%
Debt-to-capital (E)	23.7%		28.6%
Book value per share (F)	$32.21		$26.00
Total taxes paid	$246		$113
Company-sponsored research and development (G)	$123		$125
Employment	91,700		92,300
Sales per employee (H)	$346,500		$342,600
Shares outstanding	385,704,691		386,710,589

(A)	We believe free cash flow from operations is a measurement that is useful to investors, because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(B)	We believe return on invested capital is a measurement that is useful to investors, because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.
(D)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(E)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(F)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(G)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.
(H)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.

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EXHIBIT H

BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

Fourth Quarter 2009	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Aerospace	$18,891	$433	$19,324	$1,361	$20,685
Combat Systems	11,431	1,985	13,416	2,327	15,743
Marine Systems	7,111	15,362	22,473	1,072	23,545
Information Systems and Technology	8,423	1,909	10,332	12,815	23,147

Total	$45,856	$19,689	$65,545	$17,575	$83,120

Third Quarter 2009
Aerospace	$18,811	$444	$19,255	$1,361	$20,616
Combat Systems	11,508	1,355	12,863	2,645	15,508
Marine Systems	8,011	15,479	23,490	1,170	24,660
Information Systems and Technology	8,467	2,174	10,641	13,024	23,665

Total	$46,797	$19,452	$66,249	$18,200	$84,449

Fourth Quarter 2008
Aerospace	$21,861	$618	$22,479	$2,342	$24,821
Combat Systems	12,127	2,831	14,958	2,732	17,690
Marine Systems	10,482	15,963	26,445	1,510	27,955
Information Systems and Technology	7,242	3,003	10,245	10,263	20,508

Total	$51,712	$22,415	$74,127	$16,847	$90,974

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including aircraft fleet customers’ options to purchase new aircraft. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT I

FOURTH QUARTER 2009 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant contract orders during the fourth quarter of 2009:

Combat Systems

•	Approximately $2.2 billion from the U.S. Army for Light Armored Vehicles for a Foreign Military Sale (FMS).

•	Approximately $190 from the Army for the Stryker wheeled armored vehicle modernization program, bringing the total contract value to over $210.

•	Approximately $160 from the Army to build M1A1 Situational Awareness (SA) tanks for Iraq. The contract has a potential value of approximately $200.

•	Approximately $130 from the Army for design and engineering work and enhancements for Stryker vehicles in support of Operating Enduring Freedom.

Marine Systems

•	Approximately $80 from the U.S. Navy for management and support of nuclear-maintenance work for submarines.

•

Approximately $80 from the Navy for additional engineering services associated with the detail design and construction of the DDG-1000 Zumwalt-class destroyer. The contract award has a potential value of approximately $190.

Information Systems and Technology

•

Approximately $210 from the Army for initial outfitting and transition support of the newly renovated Walter Reed National Military Medical Center and the newly constructed Fort Belvoir Community Hospital. The contract has a potential value of over $320.

•

A task order worth approximately $110 from the Army to modernize classroom training technology under the Information Technology Enterprise Technology Solutions-2 Services (ITES-2S) indefinite delivery, indefinite quantity (IDIQ) contract.

•

An IDIQ contract from the Army with a potential value of $200 to develop the Consolidated Product-Line Management system, which will improve the Army’s ability to manage its live combat training system product lines.

•	An IDIQ contract from the Federal Aviation Administration with a potential value of approximately $220 to maintain its legacy telephony system.

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EXHIBIT J

GULFSTREAM SUPPLEMENTAL DATA (UNAUDITED)

	Fourth Quarter		Twelve Months
	2009	2008	2009	2008
Green Deliveries (units):
Large aircraft	19	20	75	87
Mid-size aircraft	1	21	19	69

Total	20	41	94	156

Outfitted Deliveries (units):
Large aircraft	18	21	78	87
Mid-size aircraft	3	17	32	65

Total	21	38	110	152

Pre-owned Activity:
Units	1	—	6	2

Revenues (millions)	$5	$1	$124	$18
Operating earnings (millions)	$(5)	$(22)	$(37)	$(19)

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